EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. File No. 33-57345, 333-59132, 333-70444, 333-41369, 333-84069 and 333-99187 and 333-124697) and Form S-3 (File No. 333-131066) of Parker Drilling Company of our report dated February 28, 2007 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
Houston, Texas
February 28, 2007